Exhibit 10.18

CONFIDENTIAL TREATMENT
REQUESTED PURSUANT TO RULE 24b-2

Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment under Rule 24b-2 under the Securities Exchange Act of 1934. The omitted materials have been filed separately with the Securities and Exchange Commission.

CROSS LEASE EXCHANGE AGREEMENT
(“Agreement”)

1. LESSOR:	LW AIR I LLC
2. LESSEE:	SEE TRIP SHEET
3. AIRCRAFT:	PIAGGIO AVANTI P-180: 1181; N189SL

4. AVAILABILITY OF AIRCRAFT FOR LEASE.  Program Manager Avantair, Inc. sponsors a fractional ownership Program pursuant to which Program Participants (a current list is available from the Program Manager) own and operate fractional shares in aircraft.  Lessor offers Aircraft, without flight crewmembers, for short-term lease to Program Participants on the terms and conditions included herein and using Program Manager’s procedures for the assignment of “Exchange Aircraft” and “Core Aircraft” under the Program Documents.  Lessor’s offer is on a non-exclusive, as needed, first-come first-served basis; Lessor may reject any lease proposed by a Program Participant or Program Manager for any reason or no reason, and this power is not intended to and shall not be used to influence operational control of the Aircraft when leased to a Lessee.

5. ACCEPTANCE OF LEASE.  A Program Participant that accepts an offer as described in paragraph 1 above is referred to as the “Lessee” herein and leases from Lessor a specific, identified Aircraft on the terms and conditions herein.  Consideration for the transactions contemplated herein shall be as set forth in Section 9 below.  LESSOR AND LESSEE AGREE THAT ANY AIRCRAFT LEASED HEREUNDER SHALL BE LEASED TO LESSEE WITHOUT A FLIGHT CREW ON AN "AS IS, WHERE IS" BASIS, WITH NO EXPRESS OR IMPLIED WARRANTIES OF ANY KIND WHATSOEVER AND SPECIFICALLY SUBJECT TO LIMITATIONS OF LIABILITY AND THE TRUTH IN LEASING STATEMENT BELOW.

6. TERM. The term (“Term”) of this Agreement shall (i) commence, as to each Lessee who accepts Lessor’s offer above, immediately prior to Lessee’s departure (the “Cross Lease Start Date”) and (ii) end at the completion of each Lessee’s trip upon the Aircraft.  Each Lessee, or Lessee’s authorized representative, shall acknowledge and agree to the terms and conditions of this Agreement for the cross lease of the Aircraft by Lessor to Lessee for each scheduled trip commencing the Term of this Agreement by consenting to a trip sheet prior to departure for each leg flown on Lessor’s Aircraft by Lessee (attached hereto as Appendix C is a sample trip sheet).

7. TRUTH IN LEASING STATEMENT. LESSOR WARRANTS AND LESSEE ACKNOWLEDGES THE FOLLOWING TRUTH IN LEASING STATEMENT UNDER FAR 91.23 FOR ANY AIRCRAFT LEASED HEREUNDER: (I) SUCH AIRCRAFT, WITHIN THE TWELVE (12) MONTH PERIOD PRECEDING THE DATE OF THE PROGRAM DOCUMENTS (EXCEPT TO THE EXTENT SUCH AIRCRAFT IS LESS THAN TWELVE (12) MONTHS OLD) HAS BEEN, AND DURING THE LEASE TERM SHALL BE, INSPECTED AND MAINTAINED IN ACCORDANCE WITH FAR PART 91, SUBPART K (OR ANY SUCCESSOR THERETO OR REPLACEMENT THEREOF APPLICABLE TO THE PROGRAM) OR FAR PART 135, AND ALL APPLICABLE REQUIREMENTS FOR MAINTENANCE AND INSPECTION THEREUNDER HAVE BEEN COMPLIED WITH; (ii) LESSEE ACKNOWLEDGES AND CERTIFIES THAT WHEN LESSEE OPERATES SUCH AIRCRAFT, LESSEE SHALL BE KNOWN AS, CONSIDERED, AND IN FACT WILL BE THE OPERATOR OF SUCH AIRCRAFT, AND LESSEE UNDERSTANDS THE RESPONSIBILITIES OF LESSEE FOR COMPLIANCE WITH FAR PART 91, SUBPART K (OR ANY SUCCESSOR THERETO OR REPLACEMENT THEREOF APPLICABLE TO THE PROGRAM); (iii) AN EXPLANATION OF THE FACTORS BEARING ON OPERATIONAL CONTROL AND PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE; AND (iv) LESSEE ACKNOWLEDGES AND AGREES THAT A TRUE COPY OF THIS AGREEMENT SHALL BE CARRIED ON SUCH PROGRAM AIRCRAFT AT ALL TIMES DURING THE LEASE THEREOF, AND SHALL BE MADE AVAILABLE FOR INSPECTION UPON REQUEST BY A REPRESENTATIVE OF THE FAA.

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

8. RELATIONSHIP OF THE PARTIES.  Lessee acknowledges that Lessee is the operator of any Aircraft furnished to Lessee under this Agreement and holds sole authority over initiating, conducting, or terminating a flight ("Operational Control") with respect to such Program Aircraft under Part 91K of the Federal Aviation Regulations (“FARs”), unless Program Manager chooses to operate the flight under FAR Part 135.  Lessor and Lessee agree that Program Manager is performing services under this Agreement solely as an independent contractor.

9. FEES.  Lessee acknowledges and agrees that use of Lessor’s Aircraft shall be at a rate of $[***] per hour.  Owner acknowledges and agrees that Program Manager, on Lessee’s behalf, shall pay the fees due hereunder.

IN WITNESS OF THE FOREGOING, including the Terms and Conditions appended hereto and made a part hereof, and in consideration of the promises, covenants and agreements herein and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties have duly executed this Agreement below intending to be bound hereby.

LESSOR:

By:	/s/ Lorne Weil
Name:	Lorne Weil
Title:	Managing Member
Date:	10/19/2009

LESSEE:

By:	/s/ Steven F. Santo
Name:	Steven F. Santo
Title:	CEO
Date:	10/19/2009

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

TERMS AND CONDITIONS

SECTION I – Operation of the Aircraft During the Lease.

1.
Lessee’s Engagement of Program Manager: Lessee confirms that Lessee has engaged Program Manager by executing  Program Documents with Program Manager to provide or procure certain administrative and aviation support services with respect to each aircraft in the Program including, without limitation, scheduling, maintenance, insurance, record keeping, flight crew training and scheduling, and fuel for or with respect to any aircraft included in the Program. Program Manager agrees to provide or procure such services for, and Lessee agrees to accept and use only those services provided or procured by Program Manager in, the operation of the Aircraft under this Agreement.

2.
Maintenance and Insurance: Program Manager shall (i) maintain the airworthiness certification of the Aircraft in good standing, (ii) arrange for the inspection, maintenance, repair and overhaul of the Aircraft in accordance with maintenance programs and standards established by the manufacturer of the Aircraft and approved by the FAA, (iii) maintain insurance for the Aircraft as required pursuant to Lessee’s Program Documents, (iv) keep the Aircraft in good operating condition, and (v) maintain the cosmetic appearance of the Aircraft in a similar condition, except for ordinary wear and tear, as when delivered to Lessee.  Program Manager agrees to maintain the enrollment of the specified engines in an FAA approved engine program.

3.
Provision of Pilots: Program Manager shall provide or cause to be provided at least one Pilot-in-Command and one Second-in-Command, commonly defined as “Flight Crew,” professionally trained and qualified pilots to operate each Program Aircraft furnished to Lessee.  Lessor, which represents that it employs no such pilots, may in its sole discretion and before Lessee’s departure with the Aircraft, reject any flight crewmember for any reason or no reason; this power is not intended to and shall not be used to influence operational control of the Aircraft.

4.
Pilot-in-Command: During all flights on any Furnished Aircraft, the Pilot-in-Command (as defined in FAR 1.1) shall have full authority to take all actions necessary, in the sole discretion of the Pilot-in-Command, to (i) provide for the safety of such Furnished Aircraft and the passengers, crew or cargo thereon, and (ii) enable the safe operation of each such flight.

SECTION II – Covenants, Representations and Warranties of Lessee

1.
Aircraft Use. Lessee shall utilize the Aircraft at all times in compliance with (a) the provisions of the hull and liability insurance then in force and effect with respect to the Aircraft, and (b) all federal, state and local laws, statutes and regulations, including, without limitation, FAR Part 91, Subpart K and any other applicable FAR. Lessee shall use each Program Aircraft only for Lessee’s own pleasure or business in the transport of Lessee or Lessee’s officials, employees or guests. Lessee agrees not to use any Program Aircraft for (a) the purpose of transporting passengers or cargo in air commerce for compensation or hire except in accordance with the provisions of FAR 91.501 (or any successor thereto or replacement thereof applicable to the Program), or (b) any illegal purpose or any purpose or use which is prohibited by, or may have the effect of limiting or impairing in any manner, the hull or liability insurance coverage then in force and effect with respect to the Aircraft.

2.
Responsibility for Compliance with FAR. When in Operational Control of a flight, Lessee is ultimately responsible for safe operations and for complying with all applicable requirements of the FAR, including, without limitation, any FAR relating to airworthiness and operations in connection with such flight. However, Lessee represents that it delegates certain tasks to Program Manager and relies on Program Manager’s expertise in accordance with, and subject to, the terms and conditions of the Program Documents. The administrative and aviation support delegated tasks include but are not limited to: (a) establishment and implementation of program safety guidelines; (b) employment, furnishing, or contracting of pilots and other crewmembers; (c) training and qualification of pilots and other crewmembers and personnel; (d) scheduling and coordination of aircraft and crews; (e) maintenance of aircraft; (f) satisfaction of recordkeeping requirements; (g) development and use of a program operating manual and procedures; and (h) application for and maintenance of management specification and other authorizations and approvals.  In each such case, Lessee and Program Manager shall be jointly and individually responsible for compliance with the FARs.

3.
Statutory or Regulatory Violations. Lessee shall be liable for all statutory or regulatory violations associated with Lessee’s use of any Aircraft during which Lessee has Operational Control, provided, however, that Lessee shall not be required to indemnify Program Manager for any fines imposed on Program Manager solely as a result of the acts or omissions of Program Manager or its employees or agents.

4.
Briefing on Operational Control.  Lessee acknowledges that Program Manager has briefed Lessee on Lessee’s operational control responsibilities in compliance with FAR 91.1013(a) and the Program Documents.  Pursuant to FAR Section 91.1009 entitled Clarification of Operational Control, (a) Lessee is in operational control of a flight when the Lessee: (1) has the rights and is subject to the limitations set forth in 91.1003 through 91.1013; (2) has directed that the Aircraft carry passengers or property designated by that Lessee; and (3) the Aircraft is carrying those passengers or property.  (b) Lessee is not in operational control of a flight in the following circumstances: (1) the Aircraft is used for a flight for administrative purposes such as demonstration, positioning, ferrying, maintenance, or crew training, and no passengers or property designated by such Lessee are being carried; or (2) the Aircraft being used for the flight is being operated under FAR Part 121 or Part 135.

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

Trip Sheet Example

ABC Corporation
Attn: Smith, Harry
Office: 555-555-2350
Personal Cell: 555-555-9250

To contact Avantair Lessee Services about this trip, call (866) 696-7180.

Leg 1:   Piaggio P-180

Depart:
Friday, September 18, 2009
3:30 PM EDT (1530 EDT)
Norwood Memorial, Norwood, MA (OWD)
FBO: FlightLevel Norwood
Phone: (800) 370-8680
Fax: (781) 769-0476

Arrive:
Friday, September 18, 2009
5:08 PM EDT (1708 EDT)
Montgomery County Airpark Gaithersburg, MD (GAI)
FBO: Montgomery Aviation (GAI)
Phone: (301) 977-5200
Fax: (301) 977-3552

Luggage / Cargo:  200 Lbs of Luggage

Enroute Flight Time 01:26, Block Time 01:38,  Distance 327.38 NM
Passengers:  4 – Harry Smith, Betty Smith, Matthew  Smith
and Joshua Smith

By confirming the details in this Trip Sheet, Lessee acknowledges and agrees that the aircraft used for this Leg is cross leased from LW Air I LLC and, unless the Avantair PIC initials here ____ to confirm Avantair’s operational control under FAR Part 135, Lessee acknowledges that Lessee is operating the Aircraft pursuant to FAR Part 91K.  Lessee shall incur no additional fees for cross leasing an aircraft from LW Air I LLC (excluding any fees which may be incurred pursuant to the Avantair Program Documents).  .

Please confirm departure and arrival times, which may vary depending on weather conditions.
Please verify airport and FBO information is correct.
Government issued photo ID required for all passengers 18 and older.

International Trips: Please provide passport details no later than 48 hours before departure.
Flights outside of the Preferred Service Area (PSA), may incur additional charges.

Signature___________________________

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.